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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                              FOR THE THREE MONTHS                       FOR THE NINE MONTHS
                                               ENDED SEPTEMBER 30                         ENDED SEPTEMBER 30
                                             1996              1995                    1996               1995
                                          ---------------------------------------------------------------------
PRIMARY:
Average shares outstanding                 9,296,006         9,299,580                 9,296,009      9,304,534
Net effect of options                          4,642             2,290                     5,422              0
                                          ---------------------------------------------------------------------
Total                                      9,300,648         9,301,870                 9,301,431      9,304,534
                                          =====================================================================

Net income                                $2,751,000        $3,026,000                $8,182,000     $8,893,000
                                          =====================================================================
Earnings per share                             $0.30             $0.33                     $0.88          $0.96
                                          =====================================================================

FULLY DILUTED:
Average shares outstanding                 9,296,006         9,299,580                 9,296,009      9,304,534
Net effect of options                          4,642             3,188                     5,584              0
                                          ---------------------------------------------------------------------
Total                                      9,300,648         9,302,768                 9,301,593      9,304,534
                                          =====================================================================

Net income                                $2,751,000        $3,026,000                $8,182,000     $8,893,000
                                          =====================================================================
Earnings per share                             $0.30             $0.33                     $0.88          $0.96
                                          =====================================================================


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